EXHIBIT 99.1

                  ALPHA INNOTECH PRESENTS GROWTH PLANS FOR 2006

February 14, 2006 - Alpha Innotech Corp., San Leandro, California

Alpha Innotech Corp. (OTCBB:APNO) today outlined the company's growth strategies and plans for 2006 and beyond.

Revenues for 2006 are projected to grow by 15 - 20% to over $14.0 million from the approximately $12.0 million Alpha Innotech expects to post for the year ending December 31, 2005. In the fourth quarter of 2005, sales amounted to $3.8 million. These sales results are subject to completion of the routine annual audit.

"While Alpha Innotech is already a major supplier of biological assay instrumentation with over 7,000 systems sold worldwide, we are looking forward to accelerating our growth in 2006. Our strategy to accomplish this involves building our presence in new markets, continuing our record of introducing several new innovative products annually and adding to our current list of global technology and distribution partners," stated Haseeb Chaudhry, Chief Executive Officer of Alpha Innotech.

Major initiatives for 2006 include:

         o        Expanding sales in emerging Asian markets

         o        Increasing reagent sales as a component of revenues

         o        Implementing   flexible   and   low   cost   development   and
                  manufacturing capabilities to make Alpha Innotech the partner of choice in the global marketplace

         o Developing new strategic partnerships that will expand our offerings of cutting edge imaging solutions for the life sciences market

More details regarding Alpha Innotech's strategy and plans can be found at the company's website www.alphainnotech.com.

Cautionary Note Regarding Forward-Looking Statements:

This news release  contains  forward-looking  information  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, the Company's need for additional financing, he timing of the introduction and success of new products, and the Company's growth prospects, that could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our recent Form 8-K and Form 10-QSB filed with the Securities and Exchange Commission. We assume no obligation to update the forward-looking information contained in this news release.

CONTACT:

ALPHA INNOTECH CORP.
DARRYL RAY, PRESIDENT
TEL: 510-483-9620